Press Release August 2, 2018

HollyFrontier Corporation Reports Quarterly Results and Announces Regular Cash Dividend

Dallas, Texas, August 2, 2018 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported second quarter net income attributable to HollyFrontier stockholders of $345.5 million or $1.94 per diluted share for the quarter ended June 30, 2018, compared to $57.8 million or $0.33 per diluted share for the quarter ended June 30, 2017.

The second quarter results reflect special items that collectively increased net income by a total of $86.6 million. These items include a lower of cost or market inventory valuation adjustment that increased pre-tax earnings by $106.9 million and a $25.3 million reduction to RINs costs as a result of our Woods Cross refinery's small refinery exemption for the 2017 calendar year. These items were partially offset by $14.7 million in charges related to damages attributable to our Woods Cross refinery outage that started in March 2018, net of estimated insurance claims.

Excluding these items, net income for the current quarter was $258.9 million ($1.45 per diluted share) compared to $116.0 million ($0.66 per diluted share) for the second quarter of 2017, which excludes certain items that collectively decreased earnings by $58.2 million for the three months ended June 30, 2017. These items include an inventory valuation adjustment, a RINs cost reduction as a result of the small refinery exemption granted to our Cheyenne refinery for the 2016 calendar year, Petro-Canada Lubricants Inc. ("PCLI") acquisition and integration costs, long-lived asset impairment charges and incremental cost of products sold attributable to our PCLI inventory value step-up. Adjusted for these items, net income increased $142.9 million compared to the same period of 2017 due principally to higher margins in our refining business. Total operating expenses for the quarter were $296.2 million compared to $316.3 million for the second quarter of last year.

HollyFrontier’s President & CEO, George Damiris, commented, “HollyFrontier's second quarter reflects our ability to take advantage of both location and quality discounts in the crude oil markets. Within our lubricants business, healthy finished product demand and our integrated business model are generating consistent earnings despite a weak base oil market. Going into the second half of the year, we expect the macro environment to remain very positive and look forward to finishing the year strong."

The Refining and Marketing segment reported adjusted EBITDA of $384.8 million compared to $192.8 million for the second quarter of 2017. This increase was primarily driven by lower laid-in crude costs which resulted in a consolidated refinery gross margin of $16.57 per produced barrel, a 46% increase compared to $11.36 for the second quarter of 2017. Crude oil charges averaged 463,480 barrels per day (“BPD”) for the current quarter compared to 467,090 BPD for the second quarter 2017. Our Woods Cross refinery ran at reduced rates throughout the quarter as a result of the outage beginning in March 2018. We expect to increase production during August and return to full run rate by early September.

Our Lubricants and Specialty Products segment reported EBITDA of $39.4 million, driven by consistent Rack Forward sales volumes and margins. Rack Forward EBITDA was $51.9 million for the quarter and HollyFrontier continues to expect Rack Forward EBITDA in the $190.0 million to $210.0 million range for 2018. Rack Back EBITDA was negatively impacted by weakness in the base oil markets. Additionally, we closed on our previously announced acquisition of Red Giant Oil Company on August 1, 2018.

Holly Energy Partners, L.P. ("HEP") reported EBITDA of $81.9 million for the second quarter compared to $75.1 million in the second quarter of 2017. This growth was driven by the acquisition of the SLC and Frontier Pipelines as well as volume growth in HEP’s Permian crude gathering system.

For the second quarter of 2018, net cash provided by operations totaled $394.4 million. During the period, we declared and paid a dividend of $0.33 per share to shareholders totaling $58.6 million and spent $28.6 million in stock repurchases. At June 30, 2018, our cash and cash equivalents totaled $979.9 million, a $198.4 million increase over cash and cash equivalents of $781.5 million at March 31, 2018. Additionally, our consolidated debt was $2,387.8 million. Our debt, exclusive of HEP debt, which is nonrecourse to HollyFrontier, was $992.2 million at June 30, 2018.

HollyFrontier also announced today that its Board of Directors declared a regular quarterly dividend of $0.33 per share. The dividend will be paid on September 20, 2018 to holders of record of common stock on August 23, 2018.

The Company has scheduled a webcast conference call for today, August 2, 2018, at 8:30 AM Eastern Time to discuss second quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1200322&tp_key=944875c65d. An audio archive of this webcast will be available using the above noted link through August 16, 2018.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 45,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HollyFrontier, through its subsidiary, owns Petro-Canada Lubricants Inc., whose Mississauga, Ontario facility produces 15,600 barrels per day of base oils and other specialized lubricant products, and also owns a 57% interest and a non-economic general partner interest in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist and cyber attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended June 30,		Change from 2017
	2018	2017	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$4,471,236	$3,458,864	$1,012,372	29%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	3,595,916	2,753,459	842,457	31
Lower of cost or market inventory valuation adjustment	(106,926)	83,982	(190,908)	(227)
	3,488,990	2,837,441	651,549	23
Operating expenses	296,215	316,261	(20,046)	(6)
Selling, general and administrative expenses	68,675	59,803	8,872	15
Depreciation and amortization	110,379	105,282	5,097	5
Asset impairment	—	19,247	(19,247)	(100)
Total operating costs and expenses	3,964,259	3,338,034	626,225	19
Income from operations	506,977	120,830	386,147	320

Other income (expense):
Earnings of equity method investments	1,734	4,053	(2,319)	(57)
Interest income	2,934	176	2,758	1,567
Interest expense	(32,324)	(29,645)	(2,679)	9
Gain (loss) on foreign currency transactions	(325)	10,328	(10,653)	(103)
Other, net	1,364	327	1,037	317
	(26,617)	(14,761)	(11,856)	80
Income before income taxes	480,360	106,069	374,291	353
Income tax expense	117,447	31,996	85,451	267
Net income	362,913	74,073	288,840	390
Less net income attributable to noncontrolling interest	17,406	16,306	1,100	7
Net income attributable to HollyFrontier stockholders	$345,507	$57,767	$287,740	498%

Earnings per share attributable to HollyFrontier stockholders:
Basic	$1.96	$0.33	$1.63	494%
Diluted	$1.94	$0.33	$1.61	488%
Cash dividends declared per common share	$0.33	$0.33	$—	—%
Average number of common shares outstanding:
Basic	175,899	176,147	(248)	—%
Diluted	177,586	176,302	1,284	1%
EBITDA	$602,723	$224,514	$378,209	168%
Adjusted EBITDA	$485,256	$306,069	$179,187	59%

	Six Months Ended June 30,		Change from 2017
	2018	2017	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$8,599,663	$6,539,347	$2,060,316	32%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	6,943,041	5,394,634	1,548,407	29
Lower of cost or market inventory valuation adjustment	(210,764)	95,805	(306,569)	(320)
	6,732,277	5,490,439	1,241,838	23
Operating expenses	616,503	623,987	(7,484)	(1)
Selling, general and administrative expenses	133,339	117,051	16,288	14
Depreciation and amortization	214,720	201,322	13,398	7
Asset impairment	—	19,247	(19,247)	(100)
Total operating costs and expenses	7,696,839	6,452,046	1,244,793	19
Income from operations	902,824	87,301	815,523	934

Other income (expense):
Earnings of equity method investments	3,013	5,893	(2,880)	(49)
Interest income	5,524	995	4,529	455
Interest expense	(65,047)	(56,803)	(8,244)	15
Loss on early extinguishment of debt	—	(12,225)	12,225	(100)
Gain on foreign currency transactions	5,235	395	4,840	1,225
Gain on foreign currency swap contracts	—	24,545	(24,545)	(100)
Other, net	2,710	1,397	1,313	94
	(48,565)	(35,803)	(12,762)	36
Income before income taxes	854,259	51,498	802,761	1,559
Income tax expense	202,484	15,207	187,277	1,232
Net income	651,775	36,291	615,484	1,696
Less net income attributable to noncontrolling interest	38,177	23,992	14,185	59
Net income attributable to HollyFrontier stockholders	$613,598	$12,299	$601,299	4,889%

Earnings per share attributable to HollyFrontier stockholders:
Basic	$3.47	$0.07	$3.40	4,857%
Diluted	$3.44	$0.07	$3.37	4,814%
Cash dividends declared per common share	$0.66	$0.66	$—	—%
Average number of common shares outstanding:
Basic	176,256	176,141	115	—%
Diluted	177,820	176,490	1,330	1%
EBITDA	$1,090,325	$284,636	$805,689	283%
Adjusted EBITDA	$800,911	$391,529	$409,382	105%

Balance Sheet Data

	June 30,	December 31,
	2018	2017
	(In thousands)
Cash and cash equivalents	$979,872	$630,757
Working capital	$2,146,625	$1,640,118
Total assets	$11,281,352	$10,692,154
Long-term debt	$2,387,759	$2,498,993
Total equity	$6,403,643	$5,896,940

Segment Information

In the fourth quarter of 2017, we revised our reportable segments to align with certain changes in how our chief operating decision maker manages and allocates resources to our business. Accordingly, our Tulsa refineries' lubricants operations, previously reported in the Refining segment, are now combined with the operations of our Petro-Canada Lubricants business (acquired February 1, 2017) and reported in the Lubricants and Specialty Products segment. Segment information for the three and six months ended June 30, 2017 has been retrospectively adjusted to reflect our current segment presentation.

Our operations are organized into three reportable segments, Refining, Lubricants and Specialty Products and HEP. Our operations that are not included in the Refining, Lubricants and Specialty Products and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under Corporate, Other and Eliminations column. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and HFC Asphalt (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. HFC Asphalt operates various terminals in Arizona, New Mexico and Oklahoma.

The Lubricants and Specialty Products segment involves PCLI's production operations, located in Mississauga, Ontario, that include lubricant products such as base oils, white oils, specialty products and finished lubricants and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery process units in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in UNEV Pipeline, LLC (an HEP consolidated subsidiary), and a 50% ownership interest in each of Osage Pipeline Company, LLC and Cheyenne Pipeline LLC. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended June 30, 2018
Sales and other revenues:
Revenues from external customers	$3,987,115	$459,405	$24,746	$(30)	$4,471,236
Intersegment revenues	$91,866	$8,284	$94,014	$(194,164)	$—
	$4,078,981	$467,689	$118,760	$(194,194)	$4,471,236
Cost of products sold (exclusive of lower of cost or market inventory)	$3,394,853	$373,141	$—	$(172,078)	$3,595,916
Lower of cost or market inventory valuation adjustment	$(106,926)	$—	$—	$—	$(106,926)
Operating expenses	$262,558	$19,905	$34,533	$(20,781)	$296,215
Selling, general and administrative expenses	$26,201	$35,257	$2,673	$4,544	$68,675
Depreciation and amortization	$72,989	$10,020	$24,609	$2,761	$110,379
Income (loss) from operations	$429,306	$29,366	$56,945	$(8,640)	$506,977
Earnings of equity method investments	$—	$—	$1,734	$—	$1,734
Capital expenditures	$42,188	$16,842	$18,957	$1,950	$79,937

Three Months Ended June 30, 2017
Sales and other revenues:
Revenues from external customers	$2,999,054	$444,000	$15,990	$(180)	$3,458,864
Intersegment revenues	$105,545	$—	$93,153	$(198,698)	$—
	$3,104,599	$444,000	$109,143	$(198,878)	$3,458,864
Cost of products sold (exclusive of lower of cost or market inventory)	$2,615,937	$317,921	$—	$(180,399)	$2,753,459
Lower of cost or market inventory valuation adjustment	$82,794	$1,188	$—	$—	$83,982
Operating expenses	$242,713	$55,750	$34,160	$(16,362)	$316,261
Selling, general and administrative expenses	$22,654	$27,769	$2,618	$6,762	$59,803
Depreciation and amortization	$75,426	$7,532	$19,541	$2,783	$105,282
Asset impairment	$19,247	$—	$—	$—	$19,247
Income (loss) from operations	$45,828	$33,840	$52,824	$(11,662)	$120,830
Earnings of equity method investments	$—	$—	$4,053	$—	$4,053
Capital expenditures	$51,825	$9,122	$12,259	$4,087	$77,293

	Refining	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Six Months Ended June 30, 2018
Sales and other revenues:
Revenues from external customers	$7,645,262	$902,271	$52,203	$(73)	$8,599,663
Intersegment revenues	$182,904	$10,258	$195,441	$(388,603)	$—
	$7,828,166	$912,529	$247,644	$(388,676)	$8,599,663
Cost of products sold (exclusive of lower of cost or market inventory)	$6,606,557	$680,672	$—	$(344,188)	$6,943,041
Lower of cost or market inventory valuation adjustment	$(210,764)	$—	$—	$—	$(210,764)
Operating expenses	$502,405	$84,813	$70,736	$(41,451)	$616,503
Selling, general and administrative expenses	$52,572	$65,911	$5,795	$9,061	$133,339
Depreciation and amortization	$140,164	$18,884	$49,750	$5,922	$214,720
Income (loss) from operations	$737,232	$62,249	$121,363	$(18,020)	$902,824
Earnings of equity method investments	$—	$—	$3,013	$—	$3,013
Capital expenditures	$84,962	$25,380	$31,570	$7,565	$149,477

Six Months Ended June 30, 2017
Sales and other revenues:
Revenues from external customers	$5,741,781	$765,269	$32,599	$(302)	$6,539,347
Intersegment revenues	$185,453	$—	$182,178	$(367,631)	$—
	$5,927,234	$765,269	$214,777	$(367,933)	$6,539,347
Cost of products sold (exclusive of lower of cost or market inventory)	$5,175,091	$548,702	$—	$(329,159)	$5,394,634
Lower of cost or market inventory valuation adjustment	$94,325	$1,480	$—	$—	$95,805
Operating expenses	$497,084	$95,069	$66,712	$(34,878)	$623,987
Selling, general and administrative expenses	$45,019	$41,082	$5,255	$25,695	$117,051
Depreciation and amortization	$144,864	$12,836	$37,914	$5,708	$201,322
Asset impairment	$19,247	$—	$—	$—	$19,247
Income (loss) from operations	$(48,396)	$66,100	$104,896	$(35,299)	$87,301
Earnings of equity method investments	$—	$—	$5,893	$—	$5,893
Capital expenditures	$99,259	$10,957	$20,524	$6,310	$137,050

June 30, 2018
Cash and cash equivalents	$8,223	$92,483	$6,656	$872,510	$979,872
Total assets	$7,020,880	$1,402,189	$2,154,741	$703,542	$11,281,352
Long-term debt	$—	$—	$1,395,599	$992,160	$2,387,759

December 31, 2017
Cash and cash equivalents	$7,488	$41,756	$7,776	$573,737	$630,757
Total assets	$6,474,666	$1,610,472	$2,191,984	$415,032	$10,692,154
Long-term debt	$—	$—	$1,507,308	$991,685	$2,498,993

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (Generally Accepted Accounting Principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

In the fourth quarter of 2017, we revised the following refining segment operating data computations: refinery gross margin; net operating margin; and operating expenses to better align with similar measurements provided by other companies in our industry and to facilitate comparison of our refining performance relative to our peers. Effective with this change, these measurements are now inclusive of all refining segment activities, including HFC Asphalt operations and revenues and costs related to products purchased for resale and excess crude oil sales. Refining segment operating data for the three and six months ended June 30, 2017 has been retrospectively adjusted to reflect our current presentation.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	289,820	290,460	258,930	256,370
Refinery throughput (BPD) (2)	300,030	304,840	273,200	263,730
Sales of produced refined products (BPD) (3)	270,710	282,950	261,950	255,900
Refinery utilization (4)	111.5%	111.7%	99.6%	98.6%

Average per produced barrel (5)
Refinery gross margin (6)	$11.90	$9.10	$11.30	$7.73
Refinery operating expenses (7)	4.89	4.51	5.02	5.24
Net operating margin	$7.01	$4.59	$6.28	$2.49

Refinery operating expenses per throughput barrel (8)	$4.41	$4.18	$4.82	$4.90

Feedstocks:
Sweet crude oil	58%	62%	51%	60%
Sour crude oil	23%	18%	26%	19%
Heavy sour crude oil	16%	15%	18%	15%
Other feedstocks and blends	3%	5%	5%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	49%	50%	51%	50%
Diesel fuels	35%	34%	33%	32%
Jet fuels	6%	6%	6%	7%
Fuel oil	1%	1%	1%	1%
Asphalt	3%	3%	3%	3%
Base oils	4%	4%	4%	5%
LPG and other	2%	2%	2%	2%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	111,900	102,120	109,020	88,370
Refinery throughput (BPD) (2)	120,340	112,720	118,510	96,200
Sales of produced refined products (BPD) (3)	118,240	113,490	120,240	96,280
Refinery utilization (4)	111.9%	102.1%	109.0%	88.4%

Average per produced barrel (5)
Refinery gross margin (6)	$21.04	$11.56	$15.38	$10.53
Refinery operating expenses (7)	5.34	5.20	4.68	6.10
Net operating margin	$15.70	$6.36	$10.70	$4.43

Refinery operating expenses per throughput barrel (8)	$5.25	$5.24	$4.75	$6.11

Feedstocks:
Sweet crude oil	34%	25%	32%	22%
Sour crude oil	59%	66%	60%	70%
Other feedstocks and blends	7%	9%	8%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	47%	49%	51%	50%
Diesel fuels	41%	41%	39%	39%
Fuel oil	3%	2%	2%	3%
Asphalt	5%	5%	4%	5%
LPG and other	4%	3%	4%	3%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	61,760	74,510	71,560	74,610
Refinery throughput (BPD) (2)	69,830	80,740	79,570	82,240
Sales of produced refined products (BPD) (3)	64,870	76,420	77,460	78,710
Refinery utilization (4)	63.7%	76.8%	73.8%	76.9%

Average per produced barrel (5)
Refinery gross margin (6)	$27.89	$19.40	$25.05	$14.79
Refinery operating expenses (7)	14.34	10.41	11.58	10.30
Net operating margin	$13.55	$8.99	$13.47	$4.49

Refinery operating expenses per throughput barrel (8)	$13.33	$9.85	$11.28	$9.86

Feedstocks:
Sweet crude oil	18%	32%	26%	35%
Heavy sour crude oil	51%	39%	43%	36%
Black wax crude oil	20%	21%	21%	20%
Other feedstocks and blends	11%	8%	10%	9%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Sales of produced refined products:
Gasolines	57%	59%	57%	58%
Diesel fuels	32%	33%	33%	33%
Fuel oil	3%	2%	2%	2%
Asphalt	5%	4%	4%	5%
LPG and other	3%	2%	4%	2%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	463,480	467,090	439,510	419,350
Refinery throughput (BPD) (2)	490,200	498,300	471,280	442,170
Sales of produced refined products (BPD) (3)	453,830	472,870	459,640	430,890
Refinery utilization (4)	101.4%	102.2%	96.2%	91.8%

Average per produced barrel (5)
Refinery gross margin (6)	$16.57	$11.36	$14.68	$9.64
Refinery operating expenses (7)	6.36	5.64	6.04	6.37
Net operating margin	$10.21	$5.72	$8.64	$3.27

Refinery operating expenses per throughput barrel (8)	$5.89	$5.35	$5.89	$6.07

Feedstocks:
Sweet crude oil	46%	49%	42%	48%
Sour crude oil	29%	26%	30%	26%
Heavy sour crude oil	17%	16%	18%	15%
Black wax crude oil	3%	3%	3%	4%
Other feedstocks and blends	5%	6%	7%	7%
Total	100%	100%	100%	100%

Consolidated
Sales of produced refined products:
Gasolines	50%	51%	52%	51%
Diesel fuels	36%	35%	35%	34%
Jet fuels	4%	4%	3%	5%
Fuel oil	1%	1%	2%	1%
Asphalt	4%	4%	3%	4%
Base oils	2%	3%	2%	3%
LPG and other	3%	2%	3%	2%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)
Represents barrels sold of refined products produced at our refineries (including HFC Asphalt) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.

(4)	Represents crude charge divided by total crude capacity ("BPSD"). Our consolidated crude capacity is 457,000 BPSD.

(5)
Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)
Excludes lower of cost or market inventory valuation adjustments of $106.9 million and $84.0 million for the three months ended June 30, 2018 and 2017, respectively, and $210.8 million and $95.8 million for the six months ended June 30, 2018 and 2017, respectively.

(7)	Represents total refining segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(8) Represents total refining segment operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Lubricants and Specialty Products Segment Operating Data

We acquired our Petro-Canada Lubricants business on February 1, 2017. For the six months ended June 30, 2017 our lubricants and specialty product operating results reflect the operations of our Petro-Canada Lubricants business for the period February 1, 2017 through June 30, 2017.

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Lubricants and Specialty Products
Throughput (BPD)	18,610	21,470	20,100	21,750
Sales of produced products (BPD)	31,000	36,300	31,400	36,080

Sales of produced products:
Finished products	48%	44%	48%	43%
Base oils	32%	32%	32%	34%
Other	20%	24%	20%	23%
Total	100%	100%	100%	100%

Our Lubricants and Specialty Products segment includes base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward, referred to as “Rack Back.” "Rack Forward" includes the purchase of base oils and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties. Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three months ended June 30, 2018
Sales and other revenues	$175,642	$425,461	$(133,414)	$467,689
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$153,040	$353,515	$(133,414)	$373,141
Operating expenses	$27,210	$(7,305)	$—	$19,905
Selling, general and administrative expenses	$7,888	$27,369	$—	$35,257
Depreciation and amortization	$6,013	$4,007	$—	$10,020
Income (loss) from operations	$(18,509)	$47,875	$—	$29,366
EBITDA	$(12,496)	$51,882	$—	$39,386

Three months ended June 30, 2017
Sales and other revenues	$160,786	$394,485	$(111,271)	$444,000
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$129,832	$299,360	$(111,271)	$317,921
Lower of cost or market inventory valuation adjustment	$—	$1,188	$—	$1,188
Operating expenses	$22,934	$32,816	$—	$55,750
Selling, general and administrative expenses	$6,237	$21,532	$—	$27,769
Depreciation and amortization	$5,288	$2,244	$—	$7,532
Income (loss) from operations	$(3,505)	$37,345	$—	$33,840
EBITDA	$1,783	$39,589	$—	$41,372

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Six months ended June 30, 2018
Sales and other revenues	$349,074	$824,500	$(261,045)	$912,529
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$305,094	$636,623	$(261,045)	$680,672
Operating expenses	$55,981	$28,832	$—	$84,813
Selling, general and administrative expenses	$14,707	$51,204	$—	$65,911
Depreciation and amortization	$11,641	$7,243	$—	$18,884
Income (loss) from operations	$(38,349)	$100,598	$—	$62,249
EBITDA	$(26,708)	$107,841	$—	$81,133

Six months ended June 30, 2017
Sales and other revenues	$267,825	$684,338	$(186,894)	$765,269
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$224,270	$511,326	$(186,894)	$548,702
Lower of cost or market inventory valuation adjustment	$—	$1,480	$—	$1,480
Operating expenses	$38,561	$56,508	$—	$95,069
Selling, general and administrative expenses	$9,058	$32,024	$—	$41,082
Depreciation and amortization	$9,087	$3,749	$—	$12,836
Income (loss) from operations	$(13,151)	$79,251	$—	$66,100
EBITDA	$(4,064)	$83,000	$—	$78,936

(1)	Rack Back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward.

(2)
Rack Forward activities include the purchase of base oils from rack back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.

(3)	Intra-segment sales of Rack Back produced base oils to rack forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items ("Adjusted EBITDA") to amounts reported under generally accepted accounting principles ("GAAP") in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income (loss) attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments (ii) our RINs cost reduction related to our Cheyenne and Woods Cross small refinery exemptions (iii) Woods Cross refinery outage damages (iv) Woods Cross refinery estimated insurance claims on outage damages (v) PCLI acquisition and integration costs (vi) long-lived asset impairment charges charged to operating expense (vii) incremental cost of products sold attributable to our PCLI inventory value step-up (viii) loss on early extinguishment of debt and (ix) gain on foreign currency swap contracts.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands)
Net income attributable to HollyFrontier stockholders	$345,507	$57,767	$613,598	$12,299
Add interest expense	32,324	29,645	65,047	56,803
Subtract interest income	(2,934)	(176)	(5,524)	(995)
Add income tax provision	117,447	31,996	202,484	15,207
Add depreciation and amortization	110,379	105,282	214,720	201,322
EBITDA	$602,723	$224,514	$1,090,325	$284,636
Add (subtract) lower of cost or market inventory valuation adjustment	(106,926)	83,982	(210,764)	95,805
Subtract RINs cost reduction	(25,267)	(30,456)	(96,971)	(30,456)
Add Woods Cross refinery outage damages	24,566	—	24,566	—
Subtract Woods Cross refinery estimated insurance claims on outage damages	(9,840)	—	(9,840)	—
Add PCLI acquisition and integration costs	—	3,693	3,595	19,290
Add long-lived asset impairment	—	19,247	—	19,247
Add incremental cost of products sold attributable to PCLI inventory value step-up	—	5,089	—	15,327
Add loss on early extinguishment of debt	—	—	—	12,225
Subtract gain on foreign currency swap contracts	—	—	—	(24,545)
Adjusted EBITDA	$485,256	$306,069	$800,911	$391,529

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
Refining Segment	2018	2017	2018	2017
	(In thousands)
Income (loss) from operations (1)	$429,306	$45,828	$737,232	$(48,396)
Add depreciation and amortization	72,989	75,426	140,164	144,864
EBITDA	502,295	121,254	877,396	96,468
Add (subtract) lower of cost or market inventory valuation adjustment	(106,926)	82,794	(210,764)	94,325
Subtract RINs cost reduction	(25,267)	(30,456)	(96,971)	(30,456)
Add Woods Cross refinery outage damages	24,566	—	24,566	—
Subtract Woods Cross refinery estimated insurance claims on outage damages	(9,840)	—	(9,840)	—
Add long-lived asset impairment	—	19,247	—	19,247
Adjusted EBITDA	$384,828	$192,839	$584,387	$179,584

(1) Income (loss) from operations of our Refining segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three months ended June 30, 2018
Income (loss) from operations (1)	$(18,509)	$47,875	$29,366
Add depreciation and amortization	6,013	4,007	10,020
EBITDA	$(12,496)	$51,882	$39,386
Three months ended June 30, 2017
Income (loss) from operations (1)	$(3,505)	$37,345	$33,840
Add depreciation and amortization	5,288	2,244	7,532
EBITDA	$1,783	$39,589	$41,372

Six months ended June 30, 2018
Income (loss) from operations (1)	$(38,349)	$100,598	$62,249
Add depreciation and amortization	11,641	7,243	18,884
EBITDA	$(26,708)	$107,841	$81,133
Six months ended June 30, 2017
Income (loss) from operations (1)	$(13,151)	$79,251	$66,100
Add depreciation and amortization	9,087	3,749	12,836
EBITDA	$(4,064)	$83,000	$78,936

(1) Income (loss) from operations of our Lubricants and Specialty Products segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total refining segment revenues less total refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average refining segment net operating margin per produced barrel sold to refinery gross margin to total sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per produced barrel sold	$10.21	$5.72	$8.64	$3.27
Add average refinery operating expenses per produced barrel sold	6.36	5.64	6.04	6.37
Refinery gross margin per produced barrel sold	$16.57	$11.36	$14.68	$9.64
Times produced barrels sold (BPD)	453,830	472,870	459,640	430,890
Times number of days in period	91	91	181	181
Refining segment gross margin	$684,317	$488,834	$1,221,300	$751,834
Subtract rounding	(189)	(172)	309	309
Total refining segment gross margin	684,128	488,662	1,221,609	752,143
Add refining segment cost of products sold	3,394,853	2,615,937	6,606,557	5,175,091
Refining segment sales and other revenues	4,078,981	3,104,599	7,828,166	5,927,234
Add lubricants and specialty products segment sales and other revenues	467,689	444,000	912,529	765,269
Add HEP segment sales and other revenues	118,760	109,143	247,644	214,777
Subtract corporate, other and eliminations	(194,194)	(198,878)	(388,676)	(367,933)
Sales and other revenues	$4,471,236	$3,458,864	$8,599,663	$6,539,347

Reconciliation of average refining segment operating expenses per produced barrel sold to total operating expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average operating expenses per produced barrel sold	$6.36	$5.64	$6.04	$6.37
Times produced barrels sold (BPD)	453,830	472,870	459,640	430,890
Times number of days in period	91	91	181	181
Refining segment operating expenses	$262,659	$242,696	$502,497	$496,803
Add (subtract) rounding	(101)	17	(92)	281
Total refining segment operating expenses	262,558	242,713	502,405	497,084
Add lubricants and specialty products segment operating expenses	19,905	55,750	84,813	95,069
Add HEP segment operating expenses	34,533	34,160	70,736	66,712
Subtract corporate, other and eliminations	(20,781)	(16,362)	(41,451)	(34,878)
Operating expenses (exclusive of depreciation and amortization)	$296,215	$316,261	$616,503	$623,987

Reconciliation of net income attributable to HollyFrontier stockholders to adjusted net income attributable to HollyFrontier stockholders

Adjusted net income attributable to HollyFrontier stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, RINs cost reductions, refinery outage damages and related estimated insurance claims, asset impairment costs, PCLI acquisition and integration costs, incremental costs of products sold due to PCLI inventory value step-up, gain of foreign currency swap contracts and loss on early extinguishment of debt. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollars in thousands, except per share amounts)
Consolidated
GAAP:
Income before income taxes	$480,360	$106,069	$854,259	$51,498
Income tax expense	117,447	31,996	202,484	15,207
Net income	362,913	74,073	651,775	36,291
Less net income attributable to noncontrolling interest	17,406	16,306	38,177	23,992
Net income attributable to HollyFrontier stockholders	345,507	57,767	613,598	12,299

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	(106,926)	83,982	(210,764)	95,805
RINs cost reduction	(25,267)	(30,456)	(96,971)	(30,456)
Woods Cross refinery outage damages	24,566	—	24,566	—
Woods Cross refinery estimated insurance claims on outage damages	(9,840)	—	(9,840)	—
PCLI acquisition and integration costs	—	3,693	3,595	19,290
Long-lived asset impairment	—	23,249	—	23,249
Incremental cost of products sold attributable to PCLI inventory value step up	—	5,089	—	15,327
Loss on early extinguishment of debt	—	—	—	12,225
Gain on foreign currency swap contracts	—	—	—	(24,545)
Total adjustments to income before income taxes	(117,467)	85,557	(289,414)	110,895
Adjustment to income tax expense (1)	(30,872)	27,354	(71,940)	32,962
Adjustment to net income attributable to noncontrolling interest	—	—	—	7,702
Total adjustments, net of tax	(86,595)	58,203	(217,474)	70,231

Adjusted results - Non-GAAP:
Adjusted income before income taxes	362,893	191,626	564,845	162,393
Adjusted income tax expense (2)	86,575	59,350	130,544	48,169
Adjusted net income	276,318	132,276	434,301	114,224
Less net income attributable to noncontrolling interest	17,406	16,306	38,177	31,694
Adjusted net income attributable to HollyFrontier stockholders	$258,912	$115,970	$396,124	$82,530
Adjusted earnings per share attributable to HollyFrontier stockholders - diluted (3)	$1.45	$0.66	$2.22	$0.47
Average number of common shares outstanding - diluted	177,586	176,302	177,820	176,490

(1)	Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollars in thousands)

Non-GAAP income tax expense (2)	$86,575	$59,350	$130,544	$48,169
Subtract GAAP income tax expense	117,447	31,996	202,484	15,207
Non-GAAP adjustment to income tax expense	$(30,872)	$27,354	$(71,940)	$32,962

(2)
Non-GAAP income tax expense is computed by a) adjusting HFC's consolidated estimated Annual Effective Tax Rate ("AETR") for GAAP purposes for the effects of the above Non-GAAP adjustments b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and c) adjusting for discrete tax items applicable to the period.

(3) Adjusted earnings per share attributable to HollyFrontier stockholders - diluted is calculated as adjusted net income attributable to HollyFrontier stockholders divided by the average number of shares of common stock outstanding assuming dilution.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(Dollars in thousands)
GAAP:
Income before income taxes	$480,360	$106,069	$854,259	$51,498
Income tax expense	$117,447	$31,996	$202,484	$15,207
Effective tax rate for GAAP financial statements	24.4%	30.2%	23.7%	29.5%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	(0.5)%	0.7%	(0.6)%	0.2%
Effective tax rate for adjusted results	23.9%	30.9%	23.1%	29.7%

FOR FURTHER INFORMATION, Contact:

Richard L. Voliva III, Executive Vice President and
Chief Financial Officer
Craig Biery, Director,
Investor Relations
HollyFrontier Corporation
214/954-6510